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                                                                   EXHIBIT 23.02

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the use of our report dated September 13, 1995 covering the financial statements of The Computer Resources Group, Inc. and to all references to our Firm included in or made a part of this amendment to the registration statement.


                                          PHILLIP GOODMAN ACCOUNTANCY
                                          CORPORATION

                                          /s/  Phillip Goodman Accountancy
                                          Corporation
                                          --------------------------------------

Santa Clara, California,

  June 10, 1996.